UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, the TVA Board of Directors (the “Board”) approved adjustments to the compensation of Chief Executive Officer William Johnson for fiscal year 2015. These adjustments increase his base salary from $950,000 to $995,000, increase his Executive Annual Incentive Plan target opportunity from 100 percent to 110 percent of his base salary, and increase his Executive Long-Term Incentive Plan target opportunity from 150 percent to 175 percent of his base salary. These adjustments were effective as of October 1, 2014. In addition, Mr. Johnson will be granted $450,000 under TVA’s Long-Term Retention Incentive Plan as soon as administratively practicable. Mr. Johnson will be vested and receive payment of the $450,000 award on December 31, 2016, as long as he remains employed with TVA on that date. No other changes were made to any other elements of Mr. Johnson’s compensation for fiscal year 2015.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 6, 2014, the Board amended TVA’s Conflict of Interest Policy (the “Policy”) to:

•
Exclude from the definition of “financial interest” the ownership of publicly traded securities of (1) the parent of one or more subsidiaries covered by the Policy that collectively contribute to a proportionate owned value of the parent’s securities in an amount of $25,000 or less or (2) a sector mutual fund, exchange traded fund, or similar investment fund provided that the fund is not primarily focused on the North American electric utility industry,

•
Provide that the bar against owning an interest in an entity primarily involved in the generation, transmission, or sale of electricity does not apply to an entity that conducts substantially all its business outside of North America,

•	Replace references to the Audit and Ethics Committee with references to the Board committee exercising the audit committee function,

•	Require any newly appointed Director or CEO to divest any conflicting financial interest promptly, but in any event no later than one year of assuming office, and

•
Provide that an inadvertent violation of the Policy does not need to be reviewed by the appropriate Board committee or the full Board when such a violation has been promptly remedied upon discovery and reported to the Chair of the Board and the Chair of the appropriate Board committee.

A copy of the Policy marked to reflect these changes along with certain stylistic changes is attached as Exhibit 14.1 hereto.

Item 8.01 Other Events.

On November 6, 2014, the Board amended TVA’s Bylaws to replace all references to “Chairman” with “Chair” and to make conforming changes.

A copy of the Bylaws marked to reflect these changes is filed as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1
TVA’s Bylaws adopted by the Board on May 18, 2006, as amended on April 3, 2008, May 19, 2008, June 10, 2010, February 13, 2014, August 21, 2014, and November 6, 2014 (marked to reflect the November 6, 2014 amendment)

14.1	TVA Conflict of Interest Policy adopted by the Board on November 30, 2006, as amended on November 6, 2014 (marked to reflect the November 6, 2014 amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: November 6, 2014	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit 3.1 and Exhibit 14.1 are filed pursuant to Items 8.01 and 5.05, respectively.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1
TVA’s Bylaws adopted by the Board on May 18, 2006, as amended on April 3, 2008, May 19, 2008, June 10, 2010, February 13, 2014, August 21, 2014, and November 6, 2014 (marked to reflect the November 6, 2014 amendment)

14.1	TVA Conflict of Interest Policy adopted by the Board on November 30, 2006, as amended on November 6, 2014 (marked to reflect the November 6, 2014 amendment)

4